EXHIBIT 23.2

[Beard Miller Company LLP letterhead]

CONSENT OF BEARD MILLER COMPANY LLP

We hereby consent to the use in the Prospectus constituting a part of this Pre-Effective Amendment No. 2 to the Registration Statement of our report dated March 24, 2004, except for Note 15 as to which the date is June 21, 2004, relating to the consolidated financial statements of Slavie Federal Savings Bank (the “Bank”) which are included in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Baltimore, Maryland

November 11, 2004